                                 AMENDMENT #4 TO
                       RETAIL FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT is made and entered into as of the 28th day of June, 2011, by and among HARTFORD LIFE INSURANCE COMPANY (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), and MUNDER SERIES TRUST and MUNDER SERIES TRUST II (f/k/a The Munder Framlington Funds Trust) (hereinafter the "FUNDS"), each on its own behalf and on behalf of each separate series of the Funds set forth in SCHEDULE A hereto, as may be amended from time to time.

                                   WITNESSETH:

     WHEREAS, on April 23, 2010, the Munder Technology Fund was merged with and into the Munder Internet Fund (n/k/a the Munder Growth Opportunities Fund), a series of Munder Series Trust;

     WHEREAS, on April 8, 2011, the Munder Healthcare Fund, the sole remaining series of Munder Series Trust II, and the Munder Energy Fund were merged with and into the Munder Growth Opportunities Fund;

     WHEREAS, the name of the Munder Small-Cap Value Fund will be changed to the Munder Veracity Small-Cap Value Fund, and the ticker symbols and CUSIPs for the Fund will be changed following the merger of the Veracity Small Cap Value Fund and Munder Small-Cap Value on or about May 13, 2011;

     WHEREAS, the parties desire to modify the compensation payable under this Agreement to be comparable to that payable to the Company (or its affiliates) under the Retirement Plan Mutual Fund Program Administrative and Shareholder Services Agreement dated as of October 19, 2010 by and among Munder Series Trust, Munder Series Trust II, Munder Capital Management, Hartford Securities Distribution Company, Inc. and Hartford Retirement Services, LLC; and

     WHEREAS, the parties desire to amend SCHEDULE A and SCHEDULE B to reflect these changes.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

     1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     2.   Munder Series Trust II is hereby removed as a party to this Agreement.

     3. SCHEDULE A to the Agreement is hereby deleted and replaced in its entirety with the attached SCHEDULE A.

     4. SCHEDULE B to the Agreement is hereby deleted and replaced in its entirety with the attached SCHEDULE B.

     5. All remaining provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.


HARTFORD LIFE INSURANCE COMPANY           MUNDER SERIES TRUST
                                          MUNDER SERIES TRUST II
                                          (f/k/a/ The Munder Framlington Funds
                                          Trust)

By:    /s/ Richard E. Cady                By:    /s/ Stephen Shenkenberg
       -------------------------------           -------------------------------
Name:  Richard E. Cady                    Name:  Stephen Shenkenberg
       -------------------------------           -------------------------------
Title: AVP                                Title: Vice President
       -------------------------------           -------------------------------


MUNDER CAPITAL MANAGEMENT
(Solely with respect to the payment obligation described in Schedule B, Part II)


By:    /s/ Stephen Shenkenberg
       -----------------------------------
Name:  Stephen Shenkenberg
       -----------------------------------
Title: Managing Director & General Counsel
       -----------------------------------

                                                            DATED: JUNE 28, 2011

                                   SCHEDULE A

                                SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                        CLASS A   CLASS A   CLASS Y   CLASS Y   CLASS R   CLASS R
FUND                                     CUSIP     SYMBOL    CUSIP    SYMBOL     CUSIP     SYMBOL
-------------------------------------  ---------  -------  ---------  -------  ---------  -------
Munder Asset Allocation Fund-Balanced  626129647   MUBAX   626129662   MUBYX      N/A       N/A
Munder Bond Fund                       626129423   MUCAX   626129449   MUCYX      N/A       N/A
Munder Growth Opportunities Fund       626124648   MNNAX   626124291   MNNYX   626127401   MNNRX
Munder Index 500 Fund                  626129761   MUXAX   626129787   MUXYX   626127609   MUXRX
Munder International Equity Fund       626129738   MUIAX   626129753   MUIYX      N/A       N/A
Munder International Fund-Core Equity  626127740   MAICX   626127724   MICYX      N/A       N/A
Munder International Small-Cap Fund    626127690   MISAX   626127674   MYSIX      N/A       N/A
Munder Large-Cap Growth Fund           626124200   MUSAX   626124309   MUSYX      N/A       N/A
Munder Large-Cap Value Fund            626129688   MUGAX   626129712   MUGYX   626127815   MUGRX
Munder Micro-Cap Equity Fund           626124572   MMEAX   626124531   MMEYX   626127708   MMERX
Munder Mid-Cap Core Growth Fund        626124283   MGOAX   626124242   MGOYX   626127302   MMSRX
Munder Veracity Small-Cap Value Fund   626127484   VSCVX   626127492   VSVIX   626127518   MRVSX

                                                            DATED: JUNE 28, 2011

                            SCHEDULE B

In consideration of the services provided by the Company pursuant to this Agreement, the Company or its affiliate Hartford Securities Distribution Company, Inc. shall be entitled to compensation in an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in the applicable class of each Portfolio under the Fund Participation Agreement, except that no fee shall be payable with respect to assets invested in any Index or Money Market Fund:

PART I

12b-1 FEES

Provided that the party responsible for the sale of Class A or Class R shares within the Contracts, including without limitation Company or its affiliates (each, a "Seller"), has entered into a Dealer Agreement with the Fund Distributor or its successor, the Funds will pay or cause to be paid to such Seller all 12b-I fees paid with respect to such Class A or Class R shares in accordance with the Funds' current payout schedule. Subject to change without notice, as of the date of this Schedule B, the Funds pay or cause to be paid 12b-1 fees as follows:

                                               CLASS A    CLASS R
         FUND(S)                             12b-1 FEES  12b-1 FEES
         ----------------------------------  ----------  ----------
         All Funds except Index 500 Fund           0.25%       0.50%
         Index 500 Fund                            0.15%       0.50%

No 12b-1 fees are payable with respect to Class Y shares.

PART II

SHAREHOLDER SERVICE FEE

Munder Capital Management will pay the following compensation, which shall be calculated and paid at the end of each calendar quarter within 30 days of receipt from the Company of a statement showing the amount of the compensation payable under this Part II.

CLASS A

An annual fee of 0.05% of the average daily amount invested by the Plans in Class A shares of all Funds except Munder Index 500 Fund, for which no fee shall be paid.

CLASS Y

No fee shall be paid with respect to assets invested by the Plans in Class Y shares.

CLASS RETIREMENT ("R")

An annual fee of 0.05% of the average daily amount invested by the Plans in Class R shares of all Funds except Munder Index 500 Fund, for which no fee shall be paid.

PART III

ADMINISTRATIVE FEE

The Funds will pay the following Administrative Fee, which shall be calculated and paid at the end of each calendar quarter within 30 days of receipt from the Company of a statement showing the total number of accounts and assets invested in each Portfolio by each Separate Account and the calculation of the fees payable under this Part III.

          Class A shares: 25 basis points
          Class R shares: 25 basis points
          Class Y shares: 25 basis points

Notice to Munder Capital Management and/or the Funds (which may be combined) will be sent by the Company within a reasonable time following the completion of the period for which payment is sought. Notwithstanding the foregoing, Munder Capital Management or the Funds may request back-up documentation that supports the fee calculation within fifteen (15) days after receipt of the billing notice. The review by the Munder Capital Management or the Funds of the back-up documentation shall not exceed fifteen (15) business days.